UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 2, 2023

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2023, Apogee Enterprises, Inc. (the “Company”) announced that Matthew James Osberg, 47, will join the Company as Executive Vice President and Chief Financial Officer on April 28, 2023. Mark Augdahl, who served as the Company’s interim Principal Financial Officer and Principal Accounting Officer during the Company’s search process, will resume his role as Vice President of Finance for the Company’s Architectural Glass Company.

Mr. Osberg joins the Company from Helen of Troy Limited, a leading global consumer products company, where he served as Chief Financial Officer beginning in 2021, after serving as its Senior Vice President, Corporate Finance, from 2016 to 2021. Before joining Helen of Troy, Mr. Osberg worked at Best Buy, as Chief Financial Officer, Regional Vice President & Operational Leader, Best Buy Mexico, from 2011 to 2016, and in various financial roles of increasing responsibility from 2008 to 2011. Before Best Buy, Mr. Osberg worked at Ernst & Young from 1998 to 2008, ultimately as a Senior Audit Manager.

In connection with Mr. Osberg’s appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. Osberg entered into an Offer Letter Agreement, dated March 2, 2023 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Osberg is entitled to an initial annual base salary of $630,000 per year, and a one-time sign-on bonus of $150,000 (subject to repayment if Mr. Osberg leaves the Company during the first twelve months of his employment). The effectiveness of the Offer Letter is contingent upon the satisfaction of certain customary contingencies.

The Offer Letter also provides for the grant to Mr. Osberg of $600,000 worth of restricted shares of the Company’s common stock based on the closing price of the Company’s stock on Mr. Osberg’s hire date. According to the Restricted Stock Award Agreement, such restricted shares will be subject to a two-year vesting schedule. Assuming continued employment with the Company, thirty percent (30%) of the restricted shares will vest on the one-year anniversary of Mr. Osberg’s hire date with the Company, with the remaining (70%) of the restricted shares vesting on the two-year anniversary.

As an executive officer of the Company, Mr. Osberg will participate in the Company’s Annual Short-Term Incentive Plan (“AIP”), which offers a target cash incentive of 75% of Mr. Osberg’s base salary (with a payout range of 0% to 200% of such target), subject to achievement of certain financial performance metrics established by the Board.

Mr. Osberg will also participate in the Company’s Long-Term Incentive Plan (“LTIP”), which offers, subject to achievement of certain financial performance metrics: (i) a three-year performance award, targeted at 75% of Mr. Osberg’s base salary, granted every year and settled following the end of each three-year performance period, and (ii) an annual grant of restricted shares of the Company’s common stock valued at 75% of Mr. Osberg’s base salary based on the closing price of the Company’s common stock on the grant date, which will vest in one-third increments on April 30th of each of the first three calendar years following the grant date.

The LTIP awards will be granted to Mr. Osberg pursuant to, and subject to, the terms of the Company’s 2019 Stock Incentive Plan and the customary forms of Performance Award Agreement and Restricted Stock Award Agreement.

Mr. Osberg will also receive certain customary benefits available to, and on the terms generally applicable to, the Company’s executive officers.

The foregoing descriptions of the Offer Letter and Form of Restricted Stock Award Agreement are summaries and qualified in their entirety by reference to Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Offer Letter Agreement dated March 2, 2023, between Apogee Enterprises, Inc., and Matthew James Osberg*

10.2	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed on April 22, 2022)

99.1	Press release dated March 8, 2023*

104	Cover Page interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: March 8, 2023